Exhibit 99.1


                                                              news
[GRAPHIC OMITTED]] ENZO                                       release
                                                              ------------------
                                                              Enzo Biochem, Inc.
                                                              527 Madison Avenue
                                                              New York, NY 10022

FOR IMMEDIATE RELEASE



            ENZO BIOCHEM ANNOUNCES SUPPLY AND ROYALTY BEARING
                     CROSS-LICENSING AGREEMENTS WITH ABBOTT
                                     ------
           CONTRACTS INVOLVING PROPRIETARY ENZO TECHNOLOGY RELATED TO
          PRODUCTS IN FAST-GROWING FIELD OF MOLECULAR DIAGNOSTICS USED
                 TO DETECT CERTAIN CANCERS AND GENETIC DISEASES

New York, NY, May 3, 2007 - Enzo Biochem, Inc. (NYSE:ENZ) announced today that its subsidiary, Enzo Life Sciences, and Abbott have entered into an agreement covering the supply of certain of Enzo's products to Abbott Molecular for use in their FISH product line. The companies have also entered into a limited non-exclusive royalty bearing cross-licensing agreement of patents for fluorescence in situ hybridization ("FISH") systems, comparative genomic hybridization ("CGH") analysis and labeling and detection technologies.

The cross-licensing agreement includes Enzo patents directed towards its proprietary labeling and detection systems as they relate to Abbott's FISH platform. The license also provides Enzo with limited access to Abbott's FISH technology patents, CGH patents and various patents which relate to particular chromosome targets.

These agreements relate to products in the field of molecular diagnostics, which is the fastest-growing segment of the diagnostics market, according to industry sources.

FISH involves the use of labeled DNA probes which are used to identify specific genetic conditions. Currently, this technology is used to help diagnose and/or select therapy for certain cancers, such as breast, bladder, and leukemia, as well as to help diagnose genetic disorders. CGH is a molecular cytogenetic method for the analysis of chromosomal copy number changes (gains/losses) which are recognized as the underlying basis for congenital disorders and complex diseases such as cancer.

Specific terms of the agreements were not disclosed. Patents granted to Enzo after January 1, 2006 are not subject to these agreements.

"We are pleased to have entered into these agreements with Abbott, a leading developer of molecular diagnostics products," said Dr. Elazar Rabbani CEO, Enzo Biochem. "While these agreements will benefit both of our companies, for Enzo, what is especially important is that they represent further acknowledgment of Enzo's proprietary technology

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and product development capabilities, as well as the breadth of our intellectual property estate. In addition, this relationship complements and enhances the work we are doing in the development of single-copy DNA probes."

About Enzo

         Enzo Biochem is engaged in the research, development and manufacture of innovative health care products based on molecular biology and genetic engineering techniques, and in providing diagnostic services to the medical community. The Company's proprietary labeling and detection products for gene sequencing and genetic analysis are sold to the life sciences market throughout the world. The Company's therapeutic division is in various stages of clinical evaluation of its proprietary gene medicine for HIV-1 infection and its proprietary immune regulation medicines for uveitis, Crohn's Disease, and NASH (non-alcoholic steatohepatitis), as well as hepatitis infections. Pre-clinical research is being conducted on several candidate compounds aimed at producing new mineral and organic bone, including technology that could provide therapy for osteoporosis and fractures, among other applications. The Company also holds a patent covering a method and materials for correcting point mutations or small insertions or deletions of genetic material that would allow for editing and correcting certain abnormalities in genes. The Company owns or licenses over 200 patents worldwide. For more information visit our website www.enzo.com.

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

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Contact:
     For: Enzo Biochem, Inc.

     Steve Anreder, 212-532-3232    Or    Ed Lewis, CEOcast, Inc., 212-732-4300